Exhibit (5)(i)
                                   FORUM FUNDS
                          INVESTMENT ADVISORY AGREEMENT
                                      WITH
                                H.M. PAYSON & CO.


         AGREEMENT made as of the 5th day of December, 1997, between Forum Funds (the "Trust"), a business trust organized under the law of the State of Delaware with its principal place of business at Two Portland Square, Portland, Maine 04101, and H.M. Payson & Co. (the "Adviser "), a corporation organized under the law of the State of Maine with its principal place of business at One Portland Square, Portland, Maine.

         WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended, (the "Act") as an open-end management investment company and is authorized to issue its shares in separate series and classes; and

         WHEREAS, the Adviser is engaged in the business of rendering investment advice and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Adviser Act"); and

         WHEREAS, the Trust desires that the Adviser perform investment advisory and other services as specified in this Agreement for the investment portfolio or portfolios of the Trust listed on Schedule A hereto (the "Fund" or "Funds"), each a separate series of the Trust, and the Adviser is willing to provide those services on the terms and conditions set forth in this Agreement.

         NOW THEREFORE, the Trust and the Adviser agree as follows:

         SECTION 1.  APPOINTMENT AND DELIVERY OF DOCUMENTS

         (a) The Trust hereby appoints the Adviser as investment adviser for the Fund(s) for the period and on the terms set forth in this Agreement. The Adviser accepts this appointment and agrees to render its services as investment adviser for the compensation set forth herein.

         (b) The Trust has delivered copies of each of the following documents and will from time to time furnish the Adviser with any supplements or amendments to such documents:

                  (1) the Trust Instrument of the Trust, as in effect on the date hereof and as amended from time to time ("Trust Instrument");

                  (2) the Bylaws of the Trust as in effect on the date hereof and as amended from time to time ("Bylaws");

                  (3) the Registration Statement under the Act and the Securities Act of 1933 (the "Securities Act"), as filed with the Securities and Exchange Commission (the "Commission"), relating to the Fund and its shares and all amendments thereto ("Registration Statement");

                  (4)  the   prospectus(es)   and   statement(s)  of  additional
information relating to the Fund(s) ("Prospectus"); and,

                  (5) all proxy statements, reports to shareholders, advertising or other materials prepared for distribution to Fund shareholders or the public, that refer to the Adviser or its clients.

         The Trust shall furnish the Adviser with any further documents, materials or information that the Adviser may reasonably request to enable it to perform its duties under this Agreement.

         SECTION 2.  DUTIES OF THE ADVISER

         (a) Subject to the direction, control and supervision of the Board of Trustees of the Trust ("Board"), the Adviser shall direct the investments of the Fund and shall make decisions with respect to all purchases and sales of securities and other investment assets in the Fund. To carry out such duties, the Adviser is hereby authorized, as agent and attorney-in-fact for the Trust, for the account of, and in the name of the Trust, to place orders and issue instructions with respect to those transactions of the Fund. In all purchases, sales and other transactions in securities for the Fund, the Adviser is authorized to exercise full discretion and act for the Trust in the same manner and with the same force and effect as the Trust might or could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions.

         (b) The Adviser will report to the Board at each meeting thereof all changes in the Fund since the prior report and will also keep the Board informed of important developments affecting the Trust, the Fund and the Adviser, and on its own initiative, will furnish the Board from time to time with such information as the Adviser may believe appropriate for this purpose, whether concerning the individual companies whose securities are included in the Fund's holdings, the industries in which they engage, or the economic, social or political conditions prevailing in each country in which the Fund maintains investments. The Adviser will also furnish the Board with such statistical and analytical information with respect to securities in the Fund as the Adviser may believe appropriate or as the Board reasonably may request.

         (c) In making purchases and sales of securities for the Fund, and otherwise performing its duties hereunder, the Adviser will comply with the Act and the rules and regulations thereunder, all other applicable federal and state laws and regulations, the policies set from time to time by the Board as well as the limitations imposed by the Trust's Trust Instrument, Bylaws, Registration Statement under the Act and the Securities Act, the limitations in the Act and in the Internal Revenue Code of 1986, as amended, in respect of regulated investment companies and the investment objective, policies and restrictions of the Fund. Without limiting the foregoing, the Adviser agrees that, in placing orders with broker-dealers for the purchase or sales of portfolio securities, it shall attempt to obtain quality execution at favorable security prices; provided that, consistent with section 28(e) of the Securities and Exchange Act of 1934 (the "Exchange Act"), the exercise of the Adviser's fiduciary duties under this Advisory Agreement, and any other applicable law, the Adviser may allocate brokerage on behalf of the Trust to broker-dealers who provide research services and may cause the Fund to pay these broker-dealers a higher amount of commission than may be charged by other broker-dealers, subject to the Adviser's determining in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Adviser to the Fund and its other clients and that the total commissions paid by the Fund will be reasonable in relation to the benefits to the Fund over the long term. In no instance will portfolio securities be purchased from or sold to the Adviser, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder. The Adviser may aggregate sales and purchase orders of the assets of the Fund with similar orders being made simultaneously for other accounts advised by the Adviser or its affiliates. Whenever the Adviser simultaneously places orders to purchase or sell the same security on behalf of the Fund and one or more other accounts advised by the Adviser, the orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable over time to each account.

         (d) The Adviser may from time to time employ or associate with such persons as the Adviser believes to be particularly fitted to assist in the execution of the Adviser's duties hereunder, the cost of performance of such duties to be borne and paid by the Adviser. No obligation may be incurred on the Trust's behalf in any such respect.

         (e) The Adviser will maintain records relating to its portfolio transactions and placing and allocation of brokerage orders as are required to be maintained by the Trust under the Act. The Adviser shall prepare and maintain, or cause to be prepared and maintained, in such form, for such periods and in such locations as may be required by applicable law, all documents and records relating to the services provided by the Adviser under this Agreement required to be prepared and maintained by the Trust under the Act and the rules and regulations thereunder, the rules and regulations of any national, state, or local government entity with jurisdiction over the Trust, including the Commission and the Internal Revenue Service, including but not limited to, records relating to Fund transactions and the placing and allocation of brokerage orders. The books and records pertaining to the Trust that are in possession of the Adviser shall be the property of the Trust. The Trust, or the Trust's authorized representatives, shall have access to such books and records at all times during the Adviser's normal business hours. Upon the reasonable request of the Trust, copies of any such books and records shall be provided promptly by the Adviser to the Trust or the Trust's authorized representatives.

         (f) The Adviser shall provide the Trust's custodian and fund accountant on each business day with such information relating to all transactions concerning the Fund's assets as the custodian and fund accountant may reasonably require. In accordance with procedures adopted by the Board, as amended from time to time, the Adviser is responsible for assisting in the fair valuation of all portfolio securities and will use its reasonable efforts to arrange for the provision of a price(s) from a party(ies) independent of the Adviser for each portfolio security for which the custodian does not obtain prices in the ordinary course of business from an automated pricing service.

         (g) To the extent consistent with all applicable federal and/or state laws and regulations, the Adviser shall authorize and permit any of its directors, officers and employees who may be elected as Trustees or officers of the Trust to serve in the capacities in which they are elected.

         SECTION 3.  EXPENSES

         (a) The Adviser shall waive its fee to ensure that the Fund's expense ratio does not exceed any expense limit described in the prospectus or applicable to the Fund under the laws or regulations of any state in which Fund shares are qualified for sale (reduced pro rata for any portion of less than a year).

         (b) If the Fund's expense ratio exceeds the expense limits described in subsection (a) above after the Adviser has waived its fees, the Adviser shall be responsible for that portion of the Fund's net expenses that exceed any expense limit described in the prospectus and the Fund's net expenses (except interest, taxes, brokerage, fees and other expenses paid by the Fund in accordance with an effective plan under Rule 12b-1 under the Act and organization expenses, all to the extent such exceptions are permitted by applicable state law and regulation) incurred by the Fund during each of the Fund's fiscal years or portion thereof that this Agreement is in effect that, as to the Fund, in any such year exceeds any expense limits applicable to the Fund under the laws or regulations of any state in which Fund shares are qualified for sale (reduced pro rata for any portion of less than a year).

         (c) The Trust hereby confirms that, subject to the foregoing, the Trust shall be responsible and shall assume the obligation for payment of all the Trust's other expenses, including: (1) interest charges, taxes, brokerage fees and commissions; (2) certain insurance premiums; (3) fees, interest charges and expenses of the Trust's custodian, transfer agent and dividend disbursing agent;
(4) telecommunications expenses; (5) the fees and expenses of the Trust's independent auditors and of the outside legal counsel appointed by the Board;
(6) costs of the Trust's formation and maintaining its existence; (7) costs of preparing and printing the Trust's prospectuses, statements of additional information, account application forms and shareholder reports and delivering them to existing and prospective shareholders; (8) costs of maintaining books of original entry for portfolio and fund accounting and other required books and accounts and of calculating the net asset value of shares of the Trust; (9) costs of reproduction, stationery and supplies; (10) compensation of the Trust's Trustees, officers, employees and other personnel performing services for the Trust who are not officers of the Adviser, of Forum Financial Services, Inc. or of affiliated persons of either; (11) costs of corporate meetings; (12) registration fees and related expenses for registration with the Commission and the securities regulatory authorities of other countries in which the Trust's shares are sold; (13) state securities law registration fees and related expenses; (14) the fee payable hereunder and fees and out-of-pocket expenses payable to Forum Financial Services,

Inc. under any distribution, management or similar agreement; (15) and all other fees and expenses paid by the Trust under any distribution or shareholder service plan adopted under Rule 12b-1 under the Act or otherwise.

         SECTION 4.  STANDARD OF CARE

         The Adviser shall use its best judgment and efforts in rendering the services described in this Agreement. The Adviser shall not be liable to the Trust for any action or inaction of the Adviser in the absence of bad faith, willful misconduct or gross negligence or based upon information, instructions or requests with respect to the Fund made to the Adviser by a duly authorized officer of the Trust. The Adviser shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement caused by circumstances beyond its reasonable control.

         SECTION 5.  COMPENSATION

         In consideration of the foregoing, the Trust shall pay the Adviser, with respect to the Fund, a fee at an annual rate as listed in Appendix A hereto. These fees shall be accrued by the Trust daily and shall be payable monthly in arrears on the first (1st) business day of each calendar month for services performed hereunder during the prior calendar month. The Adviser's reimbursement, if any, of the Fund's expenses as provided in Section 4 hereof, shall be estimated and accrued daily and paid to the Trust monthly in arrears, at the same time as the Trust's payment to the Adviser for such month.

         SECTION 6.  EFFECTIVENESS, DURATION AND TERMINATION

         (a) With respect to the Fund, this Agreement shall become effective upon the date first written above; provided that it shall not take effect until approved by: (1) a majority of the Trust's Trustees, including a majority of the Trustees who are not interested persons of the Trust; and (2) to the extent required under section 15(a) of the Act, a majority of the outstanding voting securities of the Fund to which this Agreement pertains, voting separately by Fund.

         (b) This  Agreement  shall remain in effect for a period of twenty four
(24) months from the date of its effectiveness and shall continue in effect for successive twelve-month periods (computed from each anniversary date of approval) or for such shorter period as may be specified by the Board in giving its approval as provided below; provided that such continuance is specifically approved at least annually: (1) by the Board or by the vote of a majority of the outstanding voting securities of the Fund; and in either case, (2) by a majority of the Trust's Trustees who are not parties to this Agreement or interested persons of any such party (other than as Trustees of the Trust); provided further, however, that if the continuation of this Agreement is not approved, the Adviser may continue to render the services described herein in the manner and to the extent permitted by the Act and the rules and regulations thereunder. The annual approvals provided for herein shall be effective to continue this Agreement from year to year (or such shorter period referred to above) if given within a period beginning not more than sixty (60) days prior to such anniversary, notwithstanding the fact that more than three hundred sixty-five

(365) days may have elapsed since the date on which such approval was last given. The Trust shall prompty notify Payson should the Agreement not be renewed pursuant to the procedures set forth in this paragraph.

         (c) This Agreement may be terminated at any time, without the payment of any penalty: (1) by the Board, or by a vote of a majority of the outstanding voting securities of the Fund on sixty (60) days' written notice to Adviser; or
(2) by the Adviser on sixty (60) days' written notice to the Trust, with copies to each of the Trust's Trustees at their respective addresses set forth in the Trust's Registration Statement or at such other address as such persons may specify to the Adviser. This Agreement shall terminate automatically and immediately upon assignment by either party.

         SECTION 7.  ACTIVITIES OF ADVISER

         Except to the extent necessary to perform its obligations hereunder, nothing herein shall be deemed to limit or restrict the Adviser's right, or the right of any of the Adviser's officers, directors, trustees or employees who may also be a Trustee, officer or employee of the Trust, or persons otherwise affiliated with the Trust, to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, trust, firm, individual or association.

         SECTION 8.  REPRESENTATIONS OF ADVISER.

         The Adviser represents, warrants and agrees as follows:

         (a) The Adviser: (1) is (A) registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect or (B) exempt from registration as an investment adviser under the Advisers Act; (2) is not prohibited by the Act or the Advisers Act or otherwise from performing the services contemplated by this Agreement;
(3) has met, and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (4) has the authority to enter into and perform the services contemplated by this Agreement; and (5) will promptly notify Trust of the occurrence of any event that would disqualify the Adviser from serving as an investment adviser of an investment company under Section 9(a) of the Act or otherwise.

         (b) The Adviser has adopted ,or will adopt within forty-five (45) days, a written code of ethics complying with the requirements of Rule 17j-1 under the Act and will provide the Board with a copy of such code of ethics, together with evidence of its adoption. Within fifteen (15) days of the end of the last calendar quarter of each year that this Agreement is in effect, the president or a vice-president of the Adviser shall certify that the Adviser has complied with the requirements of Rule 17j-1 during the previous year and that there has been no violation of the Adviser's code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of the Trust, the Adviser shall permit the Trust, its employees or its agents or the appropriate regulatory authority to examine the reports required to be made to the Adviser by Rule 17j-1 (c) (1) and all other records relevant to the Adviser's code of ethics.

         (c) The Adviser has provided the Trust with a copy of its Form ADV as most recently filed with the Securities and Exchange Commission ("SEC") and promptly will furnish a copy of all amendments to the Trust at least annually.

         (d) The Adviser will notify the Trust of any change of control of the Adviser, including any change of its general partners or twenty-five percent (25%) of its shareholders, as applicable, and any changes in the key personnel who are either the portfolio manager(s) of the Fund or senior management of the Adviser, in each case prior to or promptly after such change.

         SECTION 9 .  SUBADVISERS

         At its own expense, the Adviser may carry out any of its obligations under this Agreement by employing, subject to the Adviser's supervision, one or more persons who are registered as investment advisers under the Advisers Act or who are exempt from registration thereunder ("Subadvisers"). Each Subadviser's employment will be evidenced by a separate written agreement approved by the Board and, if required, by the shareholders of the applicable Fund.

         SECTION 10.  NOTICES

         Any notice or other communication required to be given under this Agreement shall be in writing or by telex and shall be effective upon receipt. Notices and communications shall be given, if to the Trust, at:

                  Forum Funds
                  Two Portland Square
                  Portland, ME  04101
                  Attn:  Secretary

and if to the Adviser, at:

                  H.M. Payson & Co.
                  One Portland  Square
                  P.O. Box 31
                  Portland, ME  04112
                  Attn:  John C. Downing

         SECTION 11.  LIMITATION OF SHAREHOLDER AND TRUSTEE LIABILITY

         The Trust's Trustees, in their individual capacities, and Fund shareholders shall not be liable for any obligations of the Trust or of the Fund under this Agreement, and the Adviser agrees that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Trust or the Fund to which the Adviser's rights or claims relate in settlement of such rights or claims, and not to the Trustees of the Trust, in their individual capacities, or Fund shareholders.

         SECTION 12.  MISCELLANEOUS

         (a) No provision of this Agreement with respect to the Fund may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto and, if required by the Act, by a vote of a majority of the outstanding voting securities of the Fund.

         (b) Section headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

         (c) This Agreement shall be governed by and shall be construed in accordance with the laws of the State of Delaware .

         (d)  The  terms  "vote  of  a  majority  of  the   outstanding   voting
securities," "interested person," "affiliated person" and "assignment" shall have the meanings ascribed thereto in the Act.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

                                   FORUM FUNDS


                                   _/s/ Mark Kaplan_______________________
                                   Mark Kaplan
                                    Vice President

                                   H.M. PAYSON & CO.


                                   _/s/ John C. Downing_______________________
                                   John C. Downing
                                    Managing Director

                                   FORUM FUNDS
                          INVESTMENT ADVISORY AGREEMENT
                                      WITH
                                H.M. PAYSON & CO.

                                   SCHEDULE A

                             AS OF DECEMBER 5, 1997


                                                        Fee as a % of the
                                                 Annual Average Daily Net Assets
                        Funds                              of the Fund
                        -----                              -----------

                Investors Equity Fund                         0.65%